Exhibit 99.1

Neal Goldner Investor Relations 407-206-6149 neal.goldner@mvwc.com

Cameron Klaus Global Communications 407-513-6066 cameron.klaus@mvwc.com
Marriott Vacations Worldwide Reports Fourth Quarter and
Full Year 2023 Financial Results
ORLANDO, Fla. – February 21, 2024 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (“MVW” or the “Company”) reported financial results for the fourth quarter and full year 2023 and provided guidance for full year 2024.
“After a challenging year, we ended the year on a very positive note, growing contract sales by 4% in the fourth quarter on a year-over-year basis with VPG in-line with the prior year, after adjusting for the estimated impact of the Maui wildfires,” said John Geller, President and Chief Executive Officer. “The transition to Abound by Marriott Vacations is behind us. Moving forward, we continue to look for ways to leverage technology to grow our revenues while driving efficiencies and cost savings across the organization.”
Fourth Quarter 2023 Highlights
•Consolidated Vacation Ownership contract sales declined 2% year-over-year to $447 million driven by 2% lower volume per guest (“VPG”). The Company estimates that excluding the impact of the Maui wildfires, contract sales would have grown 4%, tours would have increased 4% and VPG would have been unchanged compared to the prior year.
•Net income attributable to common stockholders was $35 million and fully diluted earnings per share was $0.93.
•Adjusted net income attributable to common stockholders was $75 million and adjusted fully diluted earnings per share was $1.88.
•Adjusted EBITDA was $186 million.
•The Company repurchased 431,000 shares of its common stock for $38 million during the quarter and increased its quarterly dividend to $0.76 per share, which was paid in January. For the year, the Company repurchased 6% of its shares outstanding for $286 million and paid $106 million in dividends.
Fourth Quarter 2023 Results
On August 8, 2023, a wildfire devastated the area of West Maui. While the Company operates four vacation ownership resorts and sales centers in the area, it did not sustain any physical damage to these resorts and sales centers. However, the Company estimates the Maui wildfires negatively impacted its fourth quarter contract sales by approximately $25 million, Net income attributable to common stockholders by $17 million and Adjusted EBITDA by $24 million.
In the third quarter of 2022, the Company aligned its contract terms for the sale of its Marriott-, Westin-, and Sheraton-branded vacation ownership products, resulting in the acceleration of revenue from the sale of Marriott-branded vacation ownership interests. In addition, the Company aligned its reserve methodology for vacation ownership notes receivable for these brands, resulting in a decrease in the reserve for the acquired notes offset by an increase in the reserve for the originated notes. Together, these changes are referred to as the “Alignment.”

Marriott Vacations Worldwide Reports Fourth Quarter 2023 Financial Results / 2
The tables below illustrate the comparison of the reported results from the fourth quarter of 2023, as well as adjusted results that reflect the estimated impact of the Maui fires, to the results from the fourth quarter of 2022, including the impact of the Alignment on the Company’s reported results for that time period. In the tables below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.
Consolidated

	Three Months Ended
	December 31, 2023			December 31, 2022
($ in millions)	As Reported	Estimated Impact of Maui Fires	As Adjusted*	As Reported	Impact of Alignment	As Adjusted*
Net income attributable to common stockholders	$35	$17	$52	$88	$(5)	$83
Adjusted net income attributable to common stockholders*	$75	$17	$92	$115	$(5)	$110
Adjusted EBITDA*	$186	$24	$210	$239	$(7)	$232
Vacation Ownership
Selected Items

	Three Months Ended
	December 31, 2023			December 31, 2022
($ in millions, except VPG)	As Reported	Estimated Impact of Maui Fires	As Adjusted*	As Reported	Impact of Alignment	As Adjusted*
Consolidated contract sales	$447	$25	$472	$454	$—	$454
VPG	$4,002	$88	$4,090	$4,088	$—	$4,088
Tours	105,580	4,028	109,608	105,231	—	105,231
Sale of vacation ownership products	$375	$24	$399	$439	$(12)	$427
Development profit	$120	$18	$138	$162	$(7)	$155
Management and exchange profit	$75	$2	$77	$70	$—	$70
Rental profit	$15	$2	$17	$15	$—	$15
Financing profit	$51	$—	$51	$50	$—	$50
Other	$(3)	$3	$—	$1	$—	$1
Segment financial results attributable to common stockholders	$199	$25	$224	$241	$(5)	$236
Segment margin	27.3%		29.7%	31.9%		31.7%
Segment Adjusted EBITDA*	$236	$25	$261	$261	$(7)	$254
Segment Adjusted EBITDA margin*	32.5%		34.7%	34.6%		34.2%
Revenues excluding cost reimbursements decreased 3% in the fourth quarter of 2023 compared to the prior year. The decline was driven by a 2% year-over-year reduction in consolidated contract sales resulting from the Maui wildfires, as well as a $24 million prior year reportability benefit. Adjusted for the estimated $25 million impact of the Maui wildfires, consolidated contract sales would have increased 4% year-over-year.

Marriott Vacations Worldwide Reports Fourth Quarter 2023 Financial Results / 3
Segment financial results attributable to common stockholders declined $42 million to $199 million in the fourth quarter of 2023 and Segment Adjusted EBITDA declined $25 million to $236 million. Adjusting for the $25 million estimated impact from the Maui wildfires in the current year and the $7 million Alignment benefit in the prior year, Segment Adjusted EBITDA would have increased 3% to $261 million.
Exchange & Third-Party Management
Selected Items

	Three Months Ended
	December 31, 2023			December 31, 2022
($ in millions)	As Reported	Estimated Impact of Maui Fires	As Adjusted*	As Reported	Impact of Alignment	As Adjusted*
Management and exchange profit	$22	$(1)	$21	$22	$—	$22
Segment financial results attributable to common stockholders	$18	$(1)	$17	$24	$—	$24
Segment margin	31.1%		28.3%	41.3%		41.3%
Segment Adjusted EBITDA*	$31	$(1)	$30	$31	$—	$31
Segment Adjusted EBITDA margin*	52.2%		49.3%	54.9%		54.9%
Revenues excluding cost reimbursements decreased 2% in the fourth quarter of 2023 compared to the prior year driven by lower member transactions. Interval International ended the year with 1.6 million active members, in-line with the prior year, and Average revenue per member increased 2% year-over-year in the fourth quarter.
Segment financial results attributable to common stockholders were $18 million in the fourth quarter of 2023, Segment margin was 31% and Segment Adjusted EBITDA was $31 million. Adjusted for the estimated impact from the Maui wildfires, Segment Adjusted EBITDA would have decreased $1 million to $30 million.
Corporate and Other
General and administrative costs increased $22 million in the fourth quarter of 2023 compared to the prior year primarily due to higher IT spending to drive our digital and data initiatives.
Balance Sheet and Liquidity
The Company ended the year with $929 million in liquidity, including $248 million of cash and cash equivalents, $60 million of gross notes receivable that were eligible for securitization, and $621 million of available capacity under its revolving corporate credit facility.
At the end of 2023, the Company had $3.0 billion of corporate debt and $2.1 billion of non-recourse debt related to its securitized notes receivable.

Marriott Vacations Worldwide Reports Fourth Quarter 2023 Financial Results / 4
Full Year 2024 Outlook
The Company is providing guidance for the full year 2024 as reflected in the chart below. The Financial Schedules that follow reconcile the following full year 2024 expected GAAP results for the Company to the non-GAAP financial measures set forth below.
In the table below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(in millions, except per share amounts)	2024 Guidance
Contract sales	$1,880	to	$1,930
Net income attributable to common stockholders	$285	to	$320
Earnings per share - diluted	$7.17	to	$8.00
Net cash, cash equivalents, and restricted cash provided by operating activities	$265	to	$295
Adjusted EBITDA*	$760	to	$800
Adjusted earnings per share - diluted*	$7.65	to	$8.35
Adjusted free cash flow*	$400	to	$450
Non-GAAP Financial Information
Non-GAAP financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use. In addition to the foregoing non-GAAP financial measures, we present certain key metrics as performance measures which are further described in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission.
Fourth Quarter 2023 Financial Results Conference Call
The Company will hold a conference call on February 22, 2024 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has approximately 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates an exchange network and membership programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Marriott Vacations Worldwide Reports Fourth Quarter 2023 Financial Results / 5
Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about leveraging technology to enhance core operations and other benefits to the organization and full year 2024 outlook for contract sales, results of operations and cash flows. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: a future health crisis and responses to a health crisis, including possible quarantines or other government imposed travel or health-related restrictions and the effects of a health crisis, including the short and longer-term impact on consumer confidence and demand for travel and the pace of recovery following a health crisis; variations in demand for vacation ownership and exchange products and services; worker absenteeism; price inflation; difficulties associated with implementing new or maintaining existing technology; changes in privacy laws; the impact of a future banking crisis; impacts from natural or man-made disasters and wildfires, including the Maui wildfires; global supply chain disruptions; volatility in the international and national economy and credit markets, including as a result of the ongoing conflicts between Russia and Ukraine, Israel and Gaza, and elsewhere in the world and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the impact of changes in interest rates; the effects of steps we have taken and may continue to take to reduce operating costs; political or social strife; and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our future periodic filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 4, 2023

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except VPG, tours, total active Interval International members, average revenue per member, and per share amounts)
(Unaudited)
SUMMARY FINANCIAL INFORMATION

	Quarter Ended		Change %	Fiscal Year Ended		Change %
	December 31, 2023	December 31, 2022		December 31, 2023	December 31, 2022
Key Measures
Total consolidated contract sales	$447	$454	(2%)	$1,772	$1,837	(4%)
VPG	$4,002	$4,088	(2%)	$4,088	$4,421	(8%)
Tours	105,580	105,231	0%	405,825	390,593	4%
Total active Interval International members (000's)(1)	1,564	1,566	0%	1,564	1,566	0%
Average revenue per Interval International member	$36.16	$35.60	2%	$156.65	$157.97	(1%)

GAAP Measures
Revenues	$1,194	$1,188	0%	$4,727	$4,656	2%
Income before income taxes and noncontrolling interests	$64	$145	(55%)	$398	$582	(31%)
Net income attributable to common stockholders	$35	$88	(60%)	$254	$391	(35%)
Diluted shares	42.5	43.0	(1%)	43.5	45.2	(4%)
Earnings per share - diluted	$0.93	$2.08	(55%)	$6.28	$8.77	(28%)

Non-GAAP Measures*
Adjusted EBITDA	$186	$239	(22%)	$761	$966	(21%)
Adjusted pretax income	$105	$169	(38%)	$450	$677	(34%)
Adjusted net income attributable to common stockholders	$75	$115	(35%)	$322	$458	(30%)
Adjusted earnings per share - diluted	$1.88	$2.74	(31%)	$7.83	$10.26	(24%)

(1) Includes members at the end of each period.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA BY SEGMENT
(In millions)
(Unaudited)

	Three Months Ended
	December 31, 2023	December 31, 2022
		As Reported	Impact of Alignment	As Adjusted*

Vacation Ownership	$236	$261	$(7)	$254
Exchange & Third-Party Management	31	31	—	31
Segment Adjusted EBITDA*	267	292	(7)	285
General and administrative	(84)	(62)	—	(62)
Other	3	9	—	9
Adjusted EBITDA*	$186	$239	$(7)	$232

	Twelve Months Ended
	December 31, 2023	December 31, 2022
		As Reported	Impact of Alignment	As Adjusted*

Vacation Ownership	$883	$1,033	$(51)	$982
Exchange & Third-Party Management	130	148	—	148
Segment Adjusted EBITDA*	1,013	1,181	(51)	1,130
General and administrative	(273)	(249)	—	(249)
Other	21	34	—	34
Adjusted EBITDA*	$761	$966	$(51)	$915

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three Months Ended
	December 31, 2023	December 31, 2022
		As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sale of vacation ownership products	$375	$439	$(12)	$427
Management and exchange	202	204	—	204
Rental	136	113	—	113
Financing	83	76	—	76
Cost reimbursements	398	356	—	356
TOTAL REVENUES	1,194	1,188	(12)	1,176
EXPENSES
Cost of vacation ownership products	50	73	(5)	68
Marketing and sales	205	204	—	204
Management and exchange	110	114	—	114
Rental	108	88	—	88
Financing	32	26	—	26
General and administrative	84	62	—	62
Depreciation and amortization	36	34	—	34
Litigation charges	6	4	—	4
Restructuring	6	—	—	—
Royalty fee	29	30	—	30
Impairment	28	1	—	1
Cost reimbursements	398	356	—	356
TOTAL EXPENSES	1,092	992	(5)	987
Gains and other income, net	13	1	—	1
Interest expense, net	(39)	(27)	—	(27)
Transaction and integration costs	(9)	(26)	—	(26)
Other	(3)	1	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	64	145	(7)	138
(Provision for) benefit from income taxes	(31)	(57)	2	(55)
NET INCOME (LOSS)	33	88	(5)	83
Net income attributable to noncontrolling interests	2	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$35	$88	$(5)	$83

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic shares	35.6	38.2	—	38.2
Basic	$0.98	$2.30	$(0.16)	$2.14
Diluted shares	42.5	43.0	—	43.0
Diluted	$0.93	$2.08	$(0.14)	$1.94

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Twelve Months Ended
	December 31, 2023	December 31, 2022
		As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sale of vacation ownership products	$1,460	$1,618	$(39)	$1,579
Management and exchange	813	827	—	827
Rental	571	551	—	551
Financing	322	293	—	293
Cost reimbursements	1,561	1,367	—	1,367
TOTAL REVENUES	4,727	4,656	(39)	4,617
EXPENSES
Cost of vacation ownership products	224	289	(7)	282
Marketing and sales	823	807	—	807
Management and exchange	442	444	—	444
Rental	452	382	—	382
Financing	113	75	19	94
General and administrative	273	249	—	249
Depreciation and amortization	135	132	—	132
Litigation charges	13	11	—	11
Restructuring	6	—	—	—
Royalty fee	117	114	—	114
Impairment	32	2	—	2
Cost reimbursements	1,561	1,367	—	1,367
TOTAL EXPENSES	4,191	3,872	12	3,884
Gains and other income, net	47	40	—	40
Interest expense, net	(145)	(118)	—	(118)
Transaction and integration costs	(37)	(125)	—	(125)
Other	(3)	1	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	398	582	(51)	531
(Provision for) benefit from income taxes	(146)	(191)	13	(178)
NET INCOME (LOSS)	252	391	(38)	353
Net loss attributable to noncontrolling interests	2	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$254	$391	$(38)	$353

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic shares	36.5	40.4	—	40.4
Basic	$6.96	$9.69	$(0.93)	$8.76
Diluted shares	43.5	45.2	—	45.2
Diluted	$6.28	$8.77	$(0.83)	$7.94

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended December 31, 2023
(In millions)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$375	$—	$—	$375
Management and exchange(1)
Ancillary	59	2	—	61
Management fee	46	6	(1)	51
Exchange and other services	38	41	11	90
Management and exchange	143	49	10	202
Rental	127	9	—	136
Financing	83	—	—	83
Cost reimbursements(1)	405	4	(11)	398
TOTAL REVENUES	$1,133	$62	$(1)	$1,194

PROFIT
Development	$120	$—	$—	$120
Management and exchange(1)	75	22	(5)	92
Rental(1)	15	9	4	28
Financing	51	—	—	51
TOTAL PROFIT	261	31	(1)	291

OTHER
General and administrative	—	—	(84)	(84)
Depreciation and amortization	(24)	(8)	(4)	(36)
Litigation charges	(4)	(1)	(1)	(6)
Restructuring	—	—	(6)	(6)
Royalty fee	(29)	—	—	(29)
Impairment	(8)	(4)	(16)	(28)
Gains and other income, net	6	—	7	13
Interest expense, net	—	—	(39)	(39)
Transaction and integration costs	—	—	(9)	(9)
Other	(3)	—	—	(3)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	199	18	(153)	64
Provision for income taxes	—	—	(31)	(31)
NET INCOME (LOSS)	199	18	(184)	33
Net income attributable to noncontrolling interests(1)	—	—	2	2
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$199	$18	$(182)	$35
SEGMENT MARGIN(2)	27%	31%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common stockholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended December 31, 2022
(In millions)

	Reportable Segment				Corporate and Other	Total
	Vacation Ownership			Exchange & Third-Party Management		As Reported	As Adjusted*
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sales of vacation ownership products	$439	$(12)	$427	$—	$—	$439	$427
Management and exchange(1)
Ancillary	58	—	58	1	—	59	59
Management fee	42	—	42	6	—	48	48
Exchange and other services	32	—	32	42	23	97	97
Management and exchange	132	—	132	49	23	204	204
Rental	104	—	104	9	—	113	113
Financing	76	—	76	—	—	76	76
Cost reimbursements(1)	362	—	362	4	(10)	356	356
TOTAL REVENUES	$1,113	$(12)	$1,101	$62	$13	$1,188	$1,176

PROFIT
Development	$162	$(7)	$155	$—	$—	$162	$155
Management and exchange(1)	70	—	70	22	(2)	90	90
Rental(1)	15	—	15	9	1	25	25
Financing	50	—	50	—	—	50	50
TOTAL PROFIT	297	(7)	290	31	(1)	327	320

OTHER
General and administrative	—	—	—	—	(62)	(62)	(62)
Depreciation and amortization	(25)	—	(25)	(7)	(2)	(34)	(34)
Litigation charges	(2)	—	(2)	—	(2)	(4)	(4)
Royalty fee	(30)	—	(30)	—	—	(30)	(30)
Impairment	(1)	—	(1)	—	—	(1)	(1)
Gains and other income, net	1	—	1	—	—	1	1
Interest expense, net	—	—	—	—	(27)	(27)	(27)
Transaction and integration costs	—	—	—	—	(26)	(26)	(26)
Other	1	—	1	—	—	1	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	241	(7)	234	24	(120)	145	138
Benefit from (provision for) income taxes	—	2	2	—	(57)	(57)	(55)
NET INCOME (LOSS)	241	(5)	236	24	(177)	88	83
Net income attributable to noncontrolling interests(1)	—	—	—	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$241	$(5)	$236	$24	$(177)	$88	$83
SEGMENT MARGIN(2)	32%		32%	41%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common stockholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended
	December 31, 2023	December 31, 2022
		As Reported	Impact of Alignment	As Adjusted*
Consolidated contract sales	$447	$454	$—	$454
Less resales contract sales	(10)	(10)	—	(10)
Consolidated contract sales, net of resales	437	444	—	444
Plus:
Settlement revenue	10	10	—	10
Resales revenue	4	7	—	7
Revenue recognition adjustments:
Reportability	(2)	36	(12)	24
Sales reserve	(47)	(40)	—	(40)
Other(1)	(27)	(18)	—	(18)
Sale of vacation ownership products	375	439	(12)	427
Less:
Cost of vacation ownership products	(50)	(73)	5	(68)
Marketing and sales	(205)	(204)	—	(204)
Development Profit	120	162	(7)	155
Revenue recognition reportability adjustment	1	(27)	7	(20)
Purchase accounting adjustments	3	(1)	—	(1)
Other	—	(8)	—	(8)
Adjusted development profit*	$124	$126	$—	$126
Development profit margin	32.0%	36.8%		36.2%
Adjusted development profit margin*	33.1%	31.5%		31.5%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Twelve Months Ended
	December 31, 2023	December 31, 2022
		As Reported	Impact of Alignment	As Adjusted*
Consolidated contract sales	$1,772	$1,837	$—	$1,837
Less resales contract sales	(42)	(40)	—	(40)
Consolidated contract sales, net of resales	1,730	1,797	—	1,797
Plus:
Settlement revenue	39	36	—	36
Resales revenue	22	20	—	20
Revenue recognition adjustments:
Reportability	3	43	(58)	(15)
Sales reserve	(232)	(170)	19	(151)
Other(1)	(102)	(108)	—	(108)
Sale of vacation ownership products	1,460	1,618	(39)	1,579
Less:
Cost of vacation ownership products	(224)	(289)	7	(282)
Marketing and sales	(823)	(807)	—	(807)
Development Profit	413	522	(32)	490
Revenue recognition reportability adjustment	(2)	(35)	46	11
Purchase accounting adjustments	9	13	—	13
Other	—	(13)	—	(13)
Adjusted development profit*	$420	$487	$14	$501
Development profit margin	28.3%	32.2%		31.0%
Adjusted development profit margin*	28.8%	31.0%		31.5%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income attributable to common stockholders	$35	$88	$254	$391
Provision for income taxes	31	57	146	191
Income before income taxes attributable to common stockholders	66	145	400	582
Certain items:
ILG integration	—	18	15	98
Welk acquisition and integration	9	4	22	14
Other transformation initiatives	—	4	—	10
Other transaction costs	—	—	—	3
Transaction and integration costs	9	26	37	125
Early redemption of senior secured notes	—	—	10	—
Gain on disposition of hotel, land, and other	—	—	(8)	(33)
Gain on disposition of VRI Americas	—	—	—	(17)
Foreign currency translation	(7)	—	(6)	10
Insurance proceeds	(6)	(1)	(9)	(6)
Change in indemnification asset	(1)	1	(31)	3
Other	1	(1)	(3)	3
Gains and other income, net	(13)	(1)	(47)	(40)
Purchase accounting adjustments	2	(2)	8	11
Litigation charges	6	4	13	11
Restructuring charges	6	—	6	—
Impairment charges	28	1	32	2
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	—	—	(6)
Early termination of VRI management contract	—	—	—	(2)
Change in estimate relating to pre-acquisition contingencies	—	(7)	—	(12)
Other	1	3	1	6
Adjusted pretax income*	105	169	450	677
Provision for income taxes	(30)	(54)	(128)	(219)
Adjusted net income attributable to common stockholders*	$75	$115	$322	$458

Diluted shares	42.5	43.0	43.5	45.2
Adjusted earnings per share - Diluted*	$1.88	$2.74	$7.83	$10.26

Excluding the Impact of Alignment:
Adjusted net income attributable to common stockholders*	$75	$110	$322	$420
Adjusted earnings per share - Diluted*	$1.88	$2.60	$7.83	$9.42

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$35	$88	$254	$391
Interest expense, net	39	27	145	118
Provision for income taxes	31	57	146	191
Depreciation and amortization	36	34	135	132
Share-based compensation	6	9	31	39
Certain items:
ILG integration	—	18	15	98
Welk acquisition and integration	9	4	22	14
Other transformation initiatives	—	4	—	10
Other transaction costs	—	—	—	3
Transaction and integration costs	9	26	37	125
Early redemption of senior secured notes	—	—	10	—
Gain on disposition of hotel, land, and other	—	—	(8)	(33)
Gain on disposition of VRI Americas	—	—	—	(17)
Foreign currency translation	(7)	—	(6)	10
Insurance proceeds	(6)	(1)	(9)	(6)
Change in indemnification asset	(1)	1	(31)	3
Other	1	(1)	(3)	3
Gains and other income, net	(13)	(1)	(47)	(40)
Purchase accounting adjustments	2	(2)	8	11
Litigation charges	6	4	13	11
Restructuring charges	6	—	6	—
Impairment charges	28	1	32	2
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	—	—	(6)
Early termination of VRI management contract	—	—	—	(2)
Change in estimate relating to pre-acquisition contingencies	—	(7)	—	(12)
Other	1	3	1	6
ADJUSTED EBITDA*	$186	$239	$761	$966
ADJUSTED EBITDA MARGIN*	23%	29%	24%	29%

Excluding the Impact of Alignment
ADJUSTED EBITDA*	$186	$232	$761	$915
ADJUSTED EBITDA MARGIN*	23%	28%	24%	28%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$199	$241	$777	$961
Depreciation and amortization	24	25	93	92
Share-based compensation	2	2	8	7
Certain items:
Transaction and integration costs	—	—	—	3
Gain on disposition of hotel, land, and other	—	—	(7)	(33)
Insurance proceeds	(6)	(1)	(9)	(4)
Change in indemnification asset	—	—	(9)	—
Other	—	—	(4)	—
Gains and other income, net	(6)	(1)	(29)	(37)
Purchase accounting adjustments	2	(2)	8	11
Litigation charges	4	2	12	9
Impairment charges	8	1	12	2
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	—	—	(6)
Change in estimate relating to pre-acquisition contingencies	—	(7)	—	(12)
Other	3	—	2	3
SEGMENT ADJUSTED EBITDA*	$236	$261	$883	$1,033
SEGMENT ADJUSTED EBITDA MARGIN*	32%	35%	31%	35%

Excluding the Impact of Alignment
SEGMENT ADJUSTED EBITDA*	$236	$254	$883	$982
SEGMENT ADJUSTED EBITDA MARGIN*	32%	34%	31%	34%
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$18	$24	$93	$132
Depreciation and amortization	8	7	31	31
Share-based compensation	1	—	2	2
Certain items:
Gain on disposition of hotel, land, and other	—	—	(1)	—
Gain on disposition of VRI Americas	—	—	—	(17)
Foreign currency translation	—	—	—	2
Litigation charges	1	—	1	—
Impairment charges	4	—	4	—
Early termination of VRI management contract	—	—	—	(2)
Other	(1)	—	—	—
SEGMENT ADJUSTED EBITDA*	$31	$31	$130	$148
SEGMENT ADJUSTED EBITDA MARGIN*	52%	55%	52%	55%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(unaudited)
BALANCE SHEET ITEMS

	Fiscal Year
	2023	2022
Cash and cash equivalents	$248	$524
Vacation ownership notes receivable, net	$2,343	$2,198
Inventory	$634	$660
Property and equipment, net	$1,260	$1,139
Goodwill	$3,117	$3,117
Intangibles, net	$854	$911
Debt, net	$3,049	$3,088
Stockholders’ equity	$2,382	$2,496
SUMMARY CASH FLOW

	Fiscal Year
CASH FLOW	2023	2022
Cash, cash equivalents, and restricted cash provided by (used in):
Operating activities	$232	$522
Investing activities	(112)	16
Financing activities	(401)	(486)
Effect of changes in exchange rates on cash, cash equivalents, and restricted cash	1	(1)
Net change in cash, cash equivalents, and restricted cash	$(280)	$51

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2024 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2024 (Low)	Fiscal Year 2024 (High)
Net income attributable to common stockholders	$285	$320
Provision for income taxes	119	134
Income before income taxes attributable to common stockholders	404	454
Certain items(1)	29	24
Adjusted pretax income*	433	478
Provision for income taxes	(128)	(143)
Adjusted net income attributable to common stockholders*	$305	$335
Earnings per share - Diluted(2)(3)	$7.17	$8.00
Adjusted earnings per share - Diluted(2)(3)*	$7.65	$8.35
Diluted shares(2)	42.3	42.3

2024 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2024 (Low)	Fiscal Year 2024 (High)
Net income attributable to common stockholders	$285	$320
Interest expense	161	156
Provision for income taxes	119	134
Depreciation and amortization	128	128
Share-based compensation	38	38
Certain items(1)	29	24
Adjusted EBITDA*	$760	$800

(1) Certain items adjustment includes $10 million to $15 million of anticipated transaction and integration costs, $12 million of anticipated litigation charges and $2 million of anticipated purchase accounting adjustments.

(2) Includes 6.5 million shares from the assumed conversion of our convertible notes.

(3) Includes an add back of $19 million of interest expense related to our convertible notes, net of tax for purposes of calculating net income in the diluted earnings per share calculation.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2024 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2024 (Low)	Fiscal Year 2024 (High)
Net cash, cash equivalents and restricted cash provided by operating activities	$265	$295
Capital expenditures for property and equipment (excluding inventory)	(65)	(85)
Borrowings from securitizations, net of repayments	166	195
Securitized debt issuance costs	(14)	(15)
Free cash flow*	352	390
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	25	40
Certain items(2)	23	20
Adjusted free cash flow*	$400	$450

(1) Represents the anticipated net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2023 and 2024 year ends.

(2) Certain items adjustment consists primarily of the after-tax impact of anticipated transaction and integration costs and litigation charges.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated contract sales
	2023	$434	$453	$438	$447	$1,772
	2022	$394	$506	$483	$454	$1,837
	2021	$226	$362	$380	$406	$1,374

VPG
	2023	$4,358	$3,968	$4,055	$4,002	$4,088
	2022	$4,706	$4,613	$4,353	$4,088	$4,421
	2021	$4,644	$4,304	$4,300	$4,305	$4,356

Tours
	2023	92,890	106,746	100,609	105,580	405,825
	2022	78,505	102,857	104,000	105,231	390,593
	2021	45,871	79,900	84,098	89,495	299,364

Exchange & Third-Party Management
Total active Interval International members (000's)(1)
	2023	1,568	1,566	1,571	1,564	1,564
	2022	1,606	1,596	1,591	1,566	1,566
	2021	1,479	1,321	1,313	1,296	1,296

Average revenue per Interval International member
	2023	$42.07	$39.30	$39.15	$36.16	$156.65
	2022	$44.33	$38.79	$38.91	$35.60	$157.97
	2021	$47.13	$46.36	$42.95	$42.93	$179.48

(1) Includes members at the end of each period.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by an asterisk (“*”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common stockholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Non-GAAP Financial Measures
We evaluate non-GAAP financial measures, including those identified by an asterisk (“*”) on the preceding pages, that exclude certain items as further described in the financial schedules included herein, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other companies.
Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common stockholders, before interest expense, net (excluding consumer financing interest expense associated with term securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to stockholders. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. EBITDA and Adjusted

EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other companies.
Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin as indicators of operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment Adjusted EBITDA margin represents Segment Adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of transaction and integration charges, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.
Results As Adjusted for the Estimated Impact of the Maui Fires
In our press release and schedules we provide As Adjusted results for the three- and twelve-months ended December 31, 2023 for comparison purposes. The As Adjusted results reflect the estimated impact of the Maui fires on the Company’s reported results on a GAAP basis, as well as to the Company’s non-GAAP financial measures. We provide this As Adjusted information because we believe that it facilitates the comparison of results from our on-going core operations before the estimated impact of the Maui fires. We believe that the As Adjusted results provide useful information to assist with period-over-period comparisons of our on-going operations excluding any estimated impact from the Maui fires.
Results As Adjusted for the Impact of the Alignment
In our press release and schedules we provide As Adjusted results for the three- and twelve-months ended December 31, 2022 for comparison purposes. The As Adjusted results exclude any impacts to the Company’s reported results on a GAAP basis, as well as to the Company’s non-GAAP financial measures, due to the Alignment. We provide this As Adjusted information because we believe that it facilitates the comparison of results from our on-going core operations before the impact of the Alignment. We believe that the As Adjusted results provide useful information to assist with period-over-period comparisons of our on-going operations excluding any impact from the Alignment.